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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

NAME OF SUBSIDIARY                               JURISDICTION OF FORMATION
------------------                               -------------------------
Marlin Leasing Corporation                       Delaware
Marlin Leasing Receivables Corp. II              Nevada
Marlin Leasing Receivables Corp. IV              Nevada
Marlin Leasing Receivables Corp. V               Nevada
Marlin Leasing Receivables Corp. VI              Nevada
Marlin Leasing Receivables Corp. VII             Nevada
Marlin Leasing Receivables Corp. VIII            Nevada
Marlin Leasing Receivables II LLC                Nevada
Marlin Leasing Receivables IV LLC                Nevada
Marlin Leasing Receivables V LLC                 Nevada
Marlin Leasing Receivables VI LLC                Nevada
Marlin Leasing Receivables VII LLC               Nevada
Marlin Leasing Receivables VIII LLC              Nevada
AssuranceOne, Ltd.                               Bermuda